SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2004

KAYDON CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-12640	13-3186040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 East Eisenhower Parkway, Suite 300
Ann Arbor, MI 48108
(Address of principal executive offices)

Registrant’s telephone number, including area code: (734) 747-7025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On September 2, 2004, the Board of Directors of Kaydon Corporation approved the recommendation of its Corporate Governance Committee to increase the compensation paid to non-employee directors, effective September 1, 2004, in the following manner: (i) the annual retainer was increased from $20,000 to $35,000, (ii) the meeting fee was increased from $2,000 to $2,500 per meeting, (iii) the annual retainer for the Audit Committee Chairman was increased from $3,500 to $10,000, (iv) the meeting fee for Audit Committee members was increased from $500 to $1,000 per meeting, (v) the annual retainer for the Compensation Committee Chairman was increased from $3,500 to $5,000, (vi) the meeting fee for Compensation Committee members was increased from $500 to $1,000 per meeting, (vii) the annual retainer for the Corporate Governance Committee Chairman was increased from $3,500 to $5,000, and (viii) the meeting fee for Corporate Governance Committee members was increased from $500 to $1,000 per meeting.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 14, 2004	KAYDON CORPORATION
	By:	/s/ John F. Brocci John F. Brocci Vice President Administration and Secretary